                                                                      Exhibit 11

December 21, 2004

Board of Trustees
Nicholas-Applegate Institutional Funds
600 West Broadway, 30th Floor
San Diego, CA  92101


Re: NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS, ON BEHALF OF NICHOLAS-APPLEGATE SYSTEMATIC MID CAP GROWTH AND NICHOLAS-APPLEGATE SYSTEMATIC SMID GROWTH FUNDS

Dear Ladies and Gentlemen:

     I have acted as counsel to Nicholas-Applegate Institutional Funds, a Delaware statutory trust (the "Trust"), and have familiarity with the Trust's business operations, practices and procedures. You have asked for my opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the acquisition by the Nicholas-Applegate Systematic SMID Growth Fund, a series of the Trust, of the assets of Nicholas-Applegate Systematic Mid Cap Growth Fund (the "Funds") which will be registered on a Form N-14 Registration Statement (the "Registration Statement") to be filed by the Trust with the U.S. Securities and Exchange Commission.

     I have examined originals or certified copies, or copies otherwise identified to my satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as I have deemed necessary in order to render this opinion. I have assumed the genuineness of all signatures, the authenticity of all documents examined by me and the correctness of all statements of fact contained in those documents.

     On the basis of the foregoing, it is my opinion that the shares of beneficial interest of the Trust being registered under the Securities Act of 1933, as amended, in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable by the Trust upon transfer of the assets of the Funds pursuant to the terms of the Plan of Reorganization included in this Registration Statement.

     I hereby consent to use of this opinion as an exhibit to the Registration Statement.

           Sincerely,



           Charles H. Field, Jr.
           General Counsel
           Nicholas-Applegate Capital Management, LLC